Exhibit 99.1

Snap Interactive Announces Appointment of Alexander Harrington to the Board of Directors

NEW YORK, June 17, 2014/PRNewswire/ -- Snap Interactive, Inc. ("SNAP" or the "Company") (OTCQB:STVI), a leading online dating provider and owner of AYI.com, today announced the appointment of Alexander Harrington, the Company’s Chief Operating Officer and Chief Financial Officer, to its Board of Directors.

SNAP’s Chief Executive Officer, Clifford Lerner, commented, "I am very pleased to welcome Alex to the Company’s Board of Directors. His appointment is an important step in creating a robust and independent Board of Directors, which is a priority for SNAP in 2014.  Alex’s outstanding track record of building successful web and mobile businesses, ultimately leading to their acquisition by industry leaders such as Google Inc. and IAC/INTERACTIVECORP, will be invaluable in establishing SNAP’s leadership in the interactive dating industry."

“I’m thrilled to join SNAP’s Board of Directors,” said Harrington.  “With 24% year-to-date growth in active subscribers through May 30, 2014, SNAP is poised to unlock additional shareholder value.  SNAP’s rich store of data on millions of its users provides fertile ground for new revenue opportunities.  I look forward to helping SNAP achieve its objectives of growth and innovation in social dating.”

Mr. Harrington was appointed as the Company’s Chief Operating Officer in February 2014, and assumed the role of Chief Financial Officer in March 2014. Prior to joining SNAP, Mr. Harrington served as Chief Executive Officer of MeetMoi from June 2009 to November 2013, a mobile dating app developer, leading up to the sale of MeetMoi to Match.com.  Mr. Harrington previously served as the Senior Vice President of Strategy and Operations for Zagat Survey from 2004 to 2008, where he oversaw a transformation of the digital business, which ultimately culminated in the company’s sale to Google. In prior roles, Mr. Harrington served as the Senior Director of New Business Development at Sony BMG Entertainment and in investment banking at The Beacon Group and Smith Barney. He also acts as Senior Advisor to Indicative, a business analytics software-as-a-service provider that he co-founded in May 2013. Mr. Harrington holds a Master’s of Business Administration degree from the Wharton School at the University of Pennsylvania and a Bachelor’s degree from Williams College.

About Snap Interactive, Inc.
Snap Interactive, Inc. develops, owns and operates a social dating application for social networking websites and mobile platforms.  SNAP's flagship brand, AYI.com is one of the largest social and mobile dating applications on the Internet and offers a completely integrated Facebook, iPhone, Android and Web dating application. AYI.com's mission is to improve the online dating experience of meeting new people by integrating a user's friends and interests to enable more meaningful connections.

For more information on SNAP, please visit http://www.snap-interactive.com/, its online dating blog at http://www.ayi.com/dating-blog, on Facebook at facebook.com/SnapInteractiveInc and on Twitter at @SNAPInteractive.

The contents of our websites are not part of this press release, and you should not consider the contents of these websites in making an investment decision with respect to our common stock.

Facebook® is a registered trademark of Facebook, Inc. iPhone® is a registered trademark of Apple Inc. Android® is a registered trademark of Google Inc. AYI.com® is a registered trademark of Snap Interactive, Inc.

Forward-Looking Statements

This press release contains “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. Words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “project,” “seek,” “target,” and variations of such words and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed by the forward-looking statements, including, but not limited to, the following: general economic, industry and market sector conditions; the appointment of independent directors to the Company’s Board of Directors; the formation of an independent audit committee; the intense competition in the social dating marketplace; and circumstances that could disrupt the functioning of the Company’s application and websites.  In evaluating these statements, you should carefully consider these risks and uncertainties and those described under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Securities and Exchange Commission filings.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

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